UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 17, 2007
Date of Report (Date of earliest event reported)
INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15069	88-0308867

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

234 South Extension Road
Mesa, Arizona	85210

(Address of principal executive offices)	(Zip Code)
(480) 586-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a)(1) On January 17, 2007, Epstein Weber & Conover (“EWC”) notified us that it combined its practice with Moss Adams LLP and that Moss Adams would assume the terms of the Company’s engagement letter with EWC. According to information provided to us by EWC, all of the former partners of EWC as of the date of the combination have become partners of Moss Adams.
EWC was engaged by the Audit Committee of the Company’s Board of Directors effective June 19, 2006 to audit the Company’s financial statements for the year ended December 31, 2006, however, EWC has never issued an audit report on the Company’s financial statements for any fiscal year-end or other interim period. There were no disagreements between the Company and EWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Based on the information provided to the Company’s Audit Committee, the Audit Committee approved the assumption by Moss Adams, LLP of the Company’s engagement letter with EWC.
The Registrant has requested EWC to furnish a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Registrant in paragraph (a)(1) of this Form 8-K. A copy of this letter addressed to the SEC, dated January 22, 2007, is filed as Exhibit 16.1 to this Form 8-K.
(a)(2) On January 22, 2007, the Company’s Audit Committee of the Board of Directors accepted the assumption by Moss Adams, LLP of the Company’s audit engagement letter with EWC.
Prior to appointing Moss Adams to audit the Company’s financial statements, neither the Company nor the Audit Committee of the Company’s Board of Directors consulted with Moss Adams regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or event (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions).
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit(s)
16.1	Letter of Epstein, Weber & Conover to the Securities and Exchange Commission dated January 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date: January 22, 2007	By:	/s/ Robert J. Brilon
Robert J. Brilon
President, Chief Executive Officer, Chief
Financial Officer, Secretary and Treasurer
(Principal Executive, Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description:
16.1	Letter of Epstein, Weber & Conover to the Securities and Exchange Commission dated January 22, 2007.